Exhibit 99.1

News Release	3D Systems Corporation 333 Three D Systems Circle Rock Hill, SC 29730 www.3dsystems.com NASDAQ: TDSC

Investor Contact:

Chanda Hughes

Media Contact:

Katharina Hayes

803-326-4010	803-326-3941
Email: HughesC@3dsystems.com	Email: HayesK@3dsystems.com

3D Systems Reports on Progress with its
Restatement and Business Activities

ROCK HILL, South Carolina, December 14, 2006 — 3D Systems Corporation (NASDAQ: TDSC), a leading provider of rapid 3-D printing, prototyping and manufacturing solutions, today announced that, as a result of its previously announced investigations and confirmatory processes, it expects to restate its audited financial statements for its 2004 and 2005 calendar years.  The anticipated effect of these restatements, which the company believes amounts to less than $1.0 million of net income available to common stockholders in each of 2004 and 2005, is discussed below.

The decision to restate the 2004 and 2005 financial statements follows from the company’s previous announcement early in November that it planned to restate its financial statements for the first and second quarters of 2006 and that it would assess whether there may have been errors in its prior-period financial statements such that further adjustments or restatements would be appropriate.

As a result of that assessment, the company’s management and the Audit Committee of its Board of Directors have determined, based on information presented by the company’s management, that the company’s financial statements for the years ended December 31, 2004 and December 31, 2005 contained errors and should be restated, and that investors should not rely upon those financial statements without taking into account the anticipated adjustments related to those years described below.  As previously announced, none of the anticipated restatements are associated with option grants or the timing of option grants.

As the company previously disclosed, the errors identified with respect to the 2006 periods primarily include errors in recording customer credits and deposits, and to a lesser extent (i) errors and adjustments identified in reconciling fixed asset and construction-in-progress accounts and related depreciation and (ii) adjustments resulting from the reconciliation of several income and expense accounts and accrued liabilities.

The company believes that the errors and adjustments identified with respect to the 2004 and 2005 financial statements are similar to the 2006 errors previously identified and also include unrelated previously identified unadjusted differences with respect to 2004 and 2005 that were evaluated when they were identified and determined not to be material to the financial statements at that time.  The company took these unadjusted differences into account in connection with its evaluation of the 2006 errors that were attributable to 2004 and 2005 and determined that, in light of the 2006 errors, the unadjusted differences should be included in the 2004 and 2005 restatements.

As the company previously disclosed, it believes that the errors identified in the third quarter of 2006 primarily impact the first and second quarters of 2006 and should lead to the recording of an increase in the net loss available to common stockholders previously reported for the second quarter of 2006 and, to a lesser extent, to the recording of an increase in the net loss available to common stockholders for the first quarter of 2006 when the restatement for these quarters is completed.  Based on current information, the company believes that restating its operating results for the first quarter of 2006 should increase the net loss available to common stockholders for that period in the range of $0.7 million above the previously reported $1.2 million net loss available to common stockholders for the first quarter.

Based on that information, the company also believes that restating its operating results for the second quarter of 2006 should increase the net loss available to common stockholders for that period in the range of $2.4 million above the previously reported $8.9 million net loss available to common stockholders for the second quarter.  The company believes that these increases in net loss available to common stockholders as a result of the anticipated restatements of both the first and second quarters of 2006 are primarily attributable to higher costs of sales, higher operating expenses and, to a lesser extent, reductions to revenue reported in each of these periods.

The company also expects, as it previously stated, that it will report that its consolidated revenue and backlog for the third quarter will exceed their levels reported at the end of the second quarter of 2006 and that it expects to record a loss for the third quarter of 2006 reflecting the continuing effect of the costs from its strategic initiatives and the other factors that adversely affected its second-quarter results.

As the company has previously stated, its fourth quarter and full year 2005 financial statements included a $2.5 million credit to income to recognize an estimated future tax benefit of the anticipated utilization of a portion of its net operating loss carryforwards.  Given the losses that it has incurred in 2006, the company has determined that, as of the end of the third quarter of 2006, it should no longer include that credit in its consolidated financial statements.  While this exclusion will increase the company’s net loss in the third quarter of 2006, it will not affect its cash flow in any period.

Based upon current information, the company believes that consolidated revenue for the third quarter of 2006 will be in the range of $30.0 to $31.0 million and that net loss available to common stockholders for that period will be in the range of $12.5 to $13.5 million, including the $2.5 million non-cash effect of the exclusion of the estimated future tax benefit described above.  The company also expects this loss to include approximately $2.5 million of severance and restructuring costs arising in the third quarter of 2006 from its relocation to Rock Hill, South Carolina, as well as significant costs incurred to remediate the business and ERP disruptions that it has encountered this year.  During this period, the company also stepped up its product development activities related to its previously announced development of additional desk-top printers and its previously announced materials development agreement with Symyx Corporation and as a result incurred higher R&D expenses.  The company expects to report continued strong customer demand for its products and services which resulted in increased customer order backlog in the neighborhood of $13.0 million at September 30, 2006, primarily related to customer orders that it expects to ship during the fourth quarter of 2006.

Based on its investigations and confirmatory processes, the company believes that the items leading to the restatement of its 2005 financial statements relate primarily to errors identified in the third quarter of 2006 that relate to 2005 periods and, to a lesser extent, unrelated previously identified unadjusted differences attributable to 2004 and 2005 that were evaluated at the time they were identified and determined not to be material to the financial statements at that time.  Based on current information, the company believes that restating its 2005 operating results should reduce net income available to common stockholders in each quarter of 2005, and should reduce the previously reported $8.4 million net income available to common stockholders for the full year 2005 by an amount in the range of $0.7 million.  The company believes that these changes in net income available to common stockholders as a result of the restatement related to 2005 are primarily attributable to lower gross profit and, to a lesser extent, higher operating expenses.

The company believes that the errors and adjustments leading to the restatement of its 2004 financial statements relate primarily to the previously identified unadjusted differences with respect to 2004 and 2005 that were evaluated at the time they were identified and determined not to be material to the financial statements at that time.  Based on current information, the company believes that restating its 2004 operating results should increase net income available to common stockholders in each quarter of 2004, and should increase the previously reported $1.0 million net income available to common stockholders for the full year 2004 by an amount in the range of $0.5 million.  The company believes that these changes in net income available to common stockholders as a result of the restatement related to 2004 are primarily attributable to higher restated gross profit in that year.

As of the date of this filing, the company has not fully completed its investigations and confirmatory processes, and therefore the estimates or ranges of anticipated adjustments for the 2004, 2005 and 2006 periods discussed above may need to be changed and additional adjustments may be required for those periods.

“While we have made significant progress in remedying the sources of the disruptions that we experienced in the second quarter of 2006, we expect that our anticipated loss for the third quarter of 2006 will reflect continuing effects of the costs of the strategic initiatives, resulting business disruptions and other related factors that affected our second-quarter financial results,” said Abe Reichental, the company’s president and chief executive officer.  “We believe that we have already incurred most of the costs of these strategic initiatives and disruptions. We also believe that the continued strong demand for our newer systems, products and services reflected by our increased customer order backlog at the end of the third quarter continues to suggest that our lower-than-anticipated results in the second and third quarters of 2006 are symptoms of the disruptions we have experienced rather than a fundamental problem with our business and reflect our successful remediation of the new-product teething problems we have experienced this year.

“Consistent with the positive growth in our materials’ revenue that we have experienced over the past several quarters, we also expect to report that our materials’ revenue continued its double-digit pace of growth in the third quarter of 2006,” continued Reichental, “and, notwithstanding the losses that we expect to report through September 30, 2006, we have funded approximately $17 million from our cash balances to support our strategic initiatives, including our relocation to Rock Hill, and the inventory levels we have previously disclosed. We expect to report that we had more than $5 million of unrestricted cash at September 30, 2006, and as a result of our cash management improvement efforts, a comparable amount of cash currently. As we make further improvements in our working capital management, we expect to return to our historical levels of performance in accounts receivable days outstanding and inventory.

“We are continuing to work as diligently as we can to complete our restatements and to complete the filing of our third-quarter 2006 Form 10-Q as soon as possible,” continued Reichental, “and we have appealed the delisting notice that we received from NASDAQ.

“We are pleased to share with our customers and partners that as of Monday November 15, 2006 all of our activities are consolidated and operating successfully from our new global headquarters in Rock Hill, South Carolina.  The successful move to this facility which we concluded over the past month represents a significant milestone for our company,” continued Reichental.  “We continue to make progress against our previously published ERP and business remediation plan, and we believe we are on track to complete the execution of our published plan. We firmly believe that our investments in leading-edge infrastructure and advanced tools and capabilities will go a long way toward enhancing the service we provide to our customers and improve our long-term operating efficiencies. We are grateful to all of our customers and stockholders for their patience during this challenging time period.”

The company’s management identified the errors in the 2006 financial statements primarily as a result of its efforts to remediate the material weakness that it previously identified and disclosed with respect to its second quarter 2006 financial statements as well as through its ongoing efforts (a) to implement its new ERP system, (b) to reconcile the records in its new ERP system and those in its legacy systems, and (c) to test its internal controls in the context of the new ERP system environment.  As part of these efforts, the company’s management determined the financial periods to which these errors relate, analyzed the effect of recording those errors in the periods to which they are attributable, analyzed the significance of those errors to the relevant periods, including 2005 and 2004, and considered the effect on those periods of including in the analysis previously identified and unadjusted differences related to those periods.  As noted above, these efforts led to management’s determination that the restatement of the company’s financial statements for 2005 and 2004 would be appropriate.  While the existence of non-material unadjusted differences in the preparation of financial statements is a common practice, the company intends to closely review these differences as they arise in the future.

Management is continuing (i) to carry out a comprehensive account reconciliation initiative to test and verify the accuracy and integrity of information recorded by, and data imported and input from the company’s legacy accounting systems into, the new ERP system, (ii) to train employees in the use of the new ERP system and the company’s established system of internal controls, and (iii) to promote adherence to those internal controls.  The company has also performed a wide variety of physical inventory counts and other confirmatory procedures.

As a result of the errors and adjustments described above, the company believes that material weaknesses in its internal control over financial reporting may exist in addition to the previously reported control deficiencies identified in connection with closing the company’s books for the second quarter of 2006.  The company is continuing to identify, quantify and remediate any control deficiencies that may have resulted in errors in the company’s financial statements.

The company intends to complete these restatements, to file amendments to its Quarterly Reports on Form 10-Q for the first two quarters of 2006 to correct the financial statement errors and adjustments identified with respect to those quarters, and to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006 as promptly as is practicable.

Investor Call Scheduled

The company has scheduled a conference call and web cast for Friday, December 15, 2006 at 8:30 a.m. Eastern Time to discuss the proposed restatements.

•                  To access the conference call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States).  A recording will be available two hours after completion of the call for seven days.  To access the recording, dial 1-800-642-1687 (or 706-645-9291 from outside the United States) and enter 4594189, the conference call ID number.

•                  To access the audio web cast, log onto 3D Systems’ website at www.3dsystems.com.  The link to the web cast is provided on the homepage of the website.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The web cast will be available for replay beginning approximately 48 hours after completion of the call at: www.3dsystems.com under the Investor Relations’ section.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to the proposed restatements of the company’s financial statements and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

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